REGENCY ENERGY PARTNERS LP

i

Introductory Statement
References in this report to the “Partnership,” “we,” “our,” “us” and similar terms refer to Regency Energy Partners LP and its subsidiaries. We use the following definitions in this quarterly report on Form 10-Q:

Name	Definition or Description
Aqua - PVR	Aqua - PVR Water Services, LLC
Eagle Rock	Eagle Rock Energy Partners, L.P.
ELG	Edwards Lime Gathering LLC and its wholly-owned subsidiaries, ELG Oil LLC and ELG Utility LLC
ETC	Energy Transfer Company, the name assumed by La Grange Acquisition, L.P. for conducting business and shared services, a wholly-owned subsidiary of ETP
ETE	Energy Transfer Equity, L.P.
ETP	Energy Transfer Partners, L.P.
ETP GP	Energy Transfer Partners GP, L.P.
Exchange Act	Securities Exchange Act of 1934, as amended
Finance Corp.	Regency Energy Finance Corp., a wholly-owned subsidiary of the Partnership
GAAP	Accounting principles generally accepted in the United States of America
General Partner
Regency GP LP, the general partner of the Partnership, or Regency GP LLC, the general partner of Regency GP LP, which effectively manages the business and affairs of the Partnership through its board of directors and Regency Employees Management LLC

Grey Ranch	Grey Ranch Plant LP, a former joint venture of the Partnership
Gulf States	Gulf States Transmission LLC, a wholly-owned subsidiary of the Partnership
Hoover	Hoover Energy Partners, LP
HPC	RIGS Haynesville Partnership Co. and its wholly-owned subsidiary, Regency Intrastate Gas LP
IDRs	Incentive Distribution Rights
Lone Star	Lone Star NGL LLC
LTIP	Long-Term Incentive Plan
MEP	Midcontinent Express Pipeline LLC
Mi Vida JV	Mi Vida JV LLC
MMBtu	One million BTUs. BTU is a unit of energy needed to raise the temperature of one pound of water by one degree Fahrenheit
NGLs	Natural gas liquids, including ethane, propane, normal butane, iso butane and natural gasoline
NYMEX	New York Mercantile Exchange
NMED	New Mexico Environmental Department
ORS	Ohio River System LLC
Partnership	Regency Energy Partners LP
PVR	PVR Partners, L.P.
Ranch JV	Ranch Westex JV LLC
RGS	Regency Gas Services LP, a wholly-owned subsidiary of the Partnership
RIGS	Regency Intrastate Gas System
SEC	Securities and Exchange Commission
Senior Notes	The collective of 2019 Notes, 2020 Notes, 2020 PVR Notes, 2021 Notes, 2021 PVR Notes, 2022 Notes, October 2022 Notes, 2023 4.5% Notes and 2023 5.5% Notes
Series A Preferred Units	Series A convertible redeemable preferred units
Services Co.	ETE Services Company, LLC
Sweeny JV	Sweeny Gathering, L.P.
U.S.	United States

ii

PART I – FINANCIAL INFORMATION
Item 1.         FINANCIAL STATEMENTS
REGENCY ENERGY PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$59	$24
Trade accounts receivable, net of allowance for doubtful accounts of $9 and $7	384	483
Related party receivables	76	45
Inventories	63	67
Derivative assets	65	75
Other current assets	16	9
Total current assets	663	703
Property, plant and equipment	10,706	10,260
Less accumulated depreciation and depletion	(1,166)	(1,043)
Property, plant and equipment, net	9,540	9,217
Investments in unconsolidated affiliates	2,484	2,418
Other, net of accumulated amortization of debt issuance costs of $30 and $28	101	103
Intangible assets, net of accumulated amortization of $244 and $212	3,405	3,439
Goodwill	1,223	1,223
TOTAL ASSETS	$17,416	$17,103

LIABILITIES AND PARTNERS’ CAPITAL AND NONCONTROLLING INTEREST
Current Liabilities:
Drafts payable	$23	$15
Trade accounts payable	407	529
Related party payables	25	64
Accrued expenses	53	43
Accrued interest	105	81
Other current liabilities	30	24
Total current liabilities	643	756
Long-term derivative liabilities	14	16
Other long-term liabilities	74	72
Long-term debt, net	7,221	6,641
Commitments and contingencies
Series A Preferred Units, redemption amounts of $38 and $38	33	33
Partners’ capital and noncontrolling interest:
Common units	8,351	8,531
Class F units	155	153
General partner interest	770	781
Total partners’ capital	9,276	9,465
Noncontrolling interest	155	120
Total partners’ capital and noncontrolling interest	9,431	9,585
TOTAL LIABILITIES AND PARTNERS’ CAPITAL AND NONCONTROLLING INTEREST	$17,416	$17,103

The accompanying notes are an integral part of these condensed consolidated financial statements.

REGENCY ENERGY PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except unit data and per unit data)
(unaudited)

	Three Months Ended March 31,
	2015	2014
REVENUES
Gas sales, including related party amounts of $8 and $13	$374	$335
NGL sales, including related party amounts of $123 and $50	254	331
Gathering, transportation and other fees, including related party amounts of $5 and $6	315	172
Net realized and unrealized gain (loss) from derivatives	11	(13)
Other	45	38
Total revenues	999	863
OPERATING COSTS AND EXPENSES
Cost of sales, including related party amounts of $19 and $10	641	638
Operation and maintenance	133	78
General and administrative	36	33
Gain on asset sales, net	—	(2)
Depreciation, depletion and amortization	158	94
Total operating costs and expenses	968	841
OPERATING INCOME	31	22
Income from unconsolidated affiliates	50	43
Interest expense, net	(82)	(56)
Other income and deductions, net	3	2
INCOME BEFORE INCOME TAXES	2	11
Income tax expense (benefit)	5	(1)
NET (LOSS) INCOME	$(3)	$12
Net income attributable to noncontrolling interest	(4)	(3)
NET (LOSS) INCOME ATTRIBUTABLE TO REGENCY ENERGY PARTNERS LP	$(7)	$9
Amounts attributable to Series A Preferred Units	1	1
General partner’s interest, including IDRs	—	5
Beneficial conversion feature for Class F units	2	2
Limited partners’ interest in net (loss) income	$(10)	$1
Basic and diluted net (loss) income per common unit:
Amount allocated to common units	$(10)	$1
Weighted average number of common units outstanding	410,670,934	226,046,232
Basic (loss) income per common unit	$(0.02)	$0.00
Diluted (loss) income per common unit	$(0.02)	$0.00
Distributions per common unit	$—	$0.48
Amount allocated to Class F units due to beneficial conversion feature	$2	$2
Total number of Class F units outstanding	6,274,483	6,274,483
Income per Class F unit due to beneficial conversion feature	$0.27	$0.27

The accompanying notes are an integral part of these condensed consolidated financial statements.

REGENCY ENERGY PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(Dollars in millions)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Net (loss) income	$(3)	$12
Other comprehensive income	—	—
Total other comprehensive income	—	—
Comprehensive (loss) income	(3)	12
Comprehensive income attributable to noncontrolling interest	4	3
Comprehensive (loss) income attributable to Regency Energy Partners LP	$(7)	$9

The accompanying notes are an integral part of these condensed consolidated financial statements.

REGENCY ENERGY PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(unaudited)

	Three Months Ended March 31,
	2015	2014
OPERATING ACTIVITIES:
Net (loss) income	$(3)	$12
Reconciliation of net (loss) income to net cash flows provided by operating activities:
Depreciation, depletion and amortization, including debt issuance cost amortization and bond premium write-off and amortization	158	97
Income from unconsolidated affiliates	(50)	(43)
Derivative valuation changes	9	17
Gain on asset sales, net	—	(2)
Unit-based compensation expenses	4	2
Cash flow changes in current assets and liabilities:
Trade accounts receivable and related party receivables	64	(21)
Other current assets and other current liabilities	35	35
Trade accounts payable and related party payables	(149)	48
Distributions of earnings received from unconsolidated affiliates	52	43
Cash flow changes in other assets and liabilities	2	(1)
Net cash flows provided by operating activities	122	187
INVESTING ACTIVITIES:
Capital expenditures	(457)	(215)
Capital contributions to unconsolidated affiliates	(90)	(40)
Distributions in excess of earnings of unconsolidated affiliates	21	9
Acquisitions, net of cash received	—	(213)
Proceeds from asset sales	3	5
Net cash flows used in investing activities	(523)	(454)
FINANCING ACTIVITIES:
Borrowings (repayments) under revolving credit facility, net	583	(519)
Proceeds from issuances of senior notes	—	886
Debt issuance costs	(1)	(16)
Drafts payable	8	(8)
Partner distributions and distributions on unvested unit awards	(218)	(107)
Common units issued under unit offerings, equity distribution program and LTIP, net of issuance costs, forfeitures and tax withholding	34	34
Distributions to Series A Preferred Units	(1)	(1)
Noncontrolling interest contributions (distributions), net	31	(8)
Net cash flows provided by financing activities	436	261
Net change in cash and cash equivalents	35	(6)
Cash and cash equivalents at beginning of period	24	19
Cash and cash equivalents at end of period	$59	$13

Supplemental cash flow information:
Accrued capital expenditures	$80	$24
Interest paid, net of amounts capitalized	64	29
Issuance of common units in connection with PVR and Hoover acquisitions	—	4,015
Long-term debt assumed in PVR Acquisition	—	1,887

The accompanying notes are an integral part of these condensed consolidated financial statements.

REGENCY ENERGY PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL
AND NONCONTROLLING INTEREST
(Dollars in millions)
(unaudited)

	Regency Energy Partners LP
	Common Units	Class F Units	General Partner Interest	Noncontrolling Interest	Total
Balance - December 31, 2014	$8,531	$153	$781	$120	$9,585
Issuance of common units under equity distribution program, net of costs	34	—	—	—	34
Unit-based compensation expenses	3	—	—	—	3
Partner distributions and distributions on unvested unit awards	(207)	—	(11)	—	(218)
Noncontrolling interest contributions, net of distributions	—	—	—	31	31
Net (loss) income	(9)	2	—	4	(3)
Distributions to Series A Preferred Units	(1)	—	—	—	(1)
Balance - March 31, 2015	$8,351	$155	$770	$155	$9,431

The accompanying notes are an integral part of these condensed consolidated financial statements.

REGENCY ENERGY PARTNERS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Tabular dollar amounts, except per unit data, are in millions)
(unaudited)
1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Organization. The unaudited condensed consolidated financial statements presented herein contain the results of Regency Energy Partners LP and its subsidiaries (the “Partnership”), a Delaware limited partnership. The Partnership and its subsidiaries are engaged in the business of gathering and processing, compression, treating and transportation of natural gas; the transportation, fractionation and storage of NGLs; the gathering, transportation and terminaling of oil (crude and/or condensate, a lighter oil) received from producers; natural gas and NGL marketing and trading, and the management of coal and natural resource properties in the United States. Regency GP LP is the Partnership’s general partner and Regency GP LLC (collectively the “General Partner”) is the managing general partner of the Partnership and the general partner of Regency GP LP.
Merger with ETP. On April 30, 2015, the Partnership merged with a wholly-owned subsidiary of ETP, with the Partnership continuing as the surviving entity and becoming a wholly-owned subsidiary of ETP (the “Merger”). At the effective time of the Merger (the “Effective Time”), each Partnership common unit and Class F unit converted into the right to receive 0.4124 ETP common units. Based on the Partnership units outstanding, ETP issued approximately 172.2 million ETP Common Units to the Partnership’s unitholders, including approximately 15.5 million units issued to ETP subsidiaries. Series A Preferred Units converted into the right to receive a preferred unit representing a limited partner interest in ETP, a new class of units in ETP established at the Effective Time. The merger was a combination of entities under common control; therefore, the carrying amounts of the Partnership's assets and liabilities will not be adjusted.
Basis of Presentation. The unaudited financial information included in this Form 10-Q has been prepared on the same basis as the audited consolidated financial statements included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014. In the opinion of the Partnership’s management, such financial information reflects all adjustments necessary for a fair presentation of the financial position and the results of operations for such interim periods in accordance with GAAP. All intercompany items and transactions have been eliminated in consolidation. Certain information and footnote disclosures normally included in annual consolidated financial statements prepared in accordance with GAAP have been omitted pursuant to the rules and regulations of the SEC.
Use of Estimates. The unaudited condensed consolidated financial statements have been prepared in conformity with GAAP, which includes the use of estimates and assumptions made by management that affect the reported amounts of assets, liabilities, revenues, expenses and disclosure of contingent assets and liabilities that exist at the date of the condensed consolidated financial statements. Although these estimates are based on management’s available knowledge of current and expected future events, actual results could be different from those estimates.
2. PARTNERS’ CAPITAL AND DISTRIBUTIONS

Beneficial Conversion Feature. The beneficial conversion feature, incurred as a result of the issuance of Class F units, is reflected in income per unit using the effective yield method over the period the Class F units are outstanding, as indicated on the statement of operations in the line item entitled “beneficial conversion feature for Class F units.” In connection with the Merger in April 2015, each Class F unit converted into the right to receive 0.4124 ETP common units.

Equity Distribution Agreement. During the three months ended March 31, 2015, the Partnership received net proceeds of $34 million from common units sold pursuant to an equity distribution agreement which were used for general partnership purposes. The Partnership did not issue any common units under the equity distribution agreement subsequent to March 31, 2015, and the equity distribution agreement terminated as a result of the ETP Merger in April 2015.
Units Activity. The change in common and Class F units during the three months ended March 31, 2015 was as follows:

	Common	Class F
Balance - December 31, 2014	409,406,482	6,274,483
Issuance of common units under LTIP, net of forfeitures and tax withholding	20,098	—
Issuance of common units under the equity distribution agreement	1,516,677	—
Balance - March 31, 2015	410,943,257	6,274,483

3. (LOSS) INCOME PER COMMON UNIT
The following tables provide a reconciliation of the numerator and denominator of the basic and diluted (loss) earnings per common unit computations for the three months ended March 31, 2015 and 2014:

	Three Months Ended March 31,
	2015			2014
	Loss (Numerator)	Units (Denominator)	Per-Unit Amount	Income (Numerator)	Units (Denominator)	Per-Unit Amount
Basic (loss) income per unit
Amount allocated to common units	$(10)	410,670,934	$(0.02)	$1	226,046,232	$0.00
Effect of Dilutive Securities:
Common unit options	—	—		—	22,787
Phantom units	—	—		—	424,332
Series A Preferred Units	—	—		—	2,054,217
Diluted (loss) income per unit	$(10)	410,670,934	$(0.02)	$1	228,547,568	$0.00
The following data show securities that could potentially dilute earnings per unit in the future that were not included in the computation of diluted earnings per unit because to do so would have been antidilutive for the periods presented:

Three Months Ended March 31, 2015
Common unit options	1,425
Phantom units	675,700
Series A preferred units	2,068,508
4. INVESTMENTS IN UNCONSOLIDATED AFFILIATES
The carrying value of the Partnership’s investment in each of the unconsolidated affiliates as of March 31, 2015 and December 31, 2014 is as follows:

	Ownership	Type	March 31, 2015	December 31, 2014
HPC	49.99%	General Partner	$417	$422
MEP	50.00%	Membership Interest	687	695
Lone Star	30.00%	Membership Interest	1,217	1,162
Ranch JV	33.33%	Membership Interest	36	38
Aqua - PVR	51.00%	Membership Interest	45	46
Mi Vida JV	50.00%	Membership Interest	81	54
Others (1)			1	1
Total			$2,484	$2,418
(1) Others includes Coal Handling, Sweeny JV and Grey Ranch
The following tables summarize the Partnership’s investment activities in each of the unconsolidated affiliates for the three months ended March 31, 2015 and 2014:

	Three Months Ended March 31, 2015
	HPC	MEP	Lone Star	Ranch JV	Aqua - PVR	Mi Vida JV
Contributions to unconsolidated affiliates	$—	$—	$63	$—	$—	$27
Distributions from unconsolidated affiliates	(13)	(20)	(37)	(3)	—	—
Share of earnings of unconsolidated affiliates’ net income (loss)	9	12	29	2	(1)	—
Amortization of excess fair value of investment	(1)	—	—	—	—	—

	Three Months Ended March 31, 2014
	HPC	MEP	Lone Star	Ranch JV	Grey Ranch
Contributions to unconsolidated affiliates	$—	$—	$27	$—	$—
Distributions from unconsolidated affiliates	(10)	(18)	(25)	—	—
Share of earnings of unconsolidated affiliates’ net income (loss)	7	11	25	2	(1)
Amortization of excess fair value of investment	(1)	—	—	—	—
The following tables present selected income statement data for each of the unconsolidated affiliates, on a 100% basis, for the three months ended March 31, 2015 and 2014:

	Three Months Ended March 31, 2015
	HPC	MEP	Lone Star	Ranch JV	Aqua - PVR
Total revenues	$38	$62	$803	$8	$—
Operating income (loss)	22	31	97	5	(2)
Net income (loss)	19	23	97	5	(2)

	Three Months Ended March 31, 2014
	HPC	MEP	Lone Star	Ranch JV
Total revenues	$37	$66	$813	$9
Operating income	18	34	84	7
Net income	15	21	83	6
5. DERIVATIVE INSTRUMENTS
Policies. The Partnership established comprehensive risk management policies and procedures to monitor and manage the market risks associated with commodity prices, counterparty credit and interest rates. The General Partner is responsible for delegation of transaction authority levels, and the Audit and Risk Committee of the General Partner is responsible for overseeing the management of these risks, including monitoring exposure limits. The Audit and Risk Committee receives regular briefings on exposures and overall risk management in the context of market activities.
Commodity Price Risk. The Partnership is a net seller of NGLs, condensate and natural gas as a result of its gathering and processing operations. The prices of these commodities are impacted by changes in supply and demand as well as market forces. Both the Partnership’s profitability and cash flow are affected by the inherent volatility of these commodities which could adversely affect its ability to make distributions to its unitholders. The Partnership manages this commodity price exposure through an integrated strategy that includes management of its contract portfolio, matching sales prices of commodities with purchases, optimization of its portfolio by monitoring basis and other price differentials in operating areas, and the use of derivative contracts. In some cases, the Partnership may not be able to match pricing terms or cover its risk to price exposure with financial hedges, and it may be exposed to commodity price risk.
The Partnership has swap contracts settled against certain NGLs, condensate and natural gas market prices. In April 2015, the Partnership terminated all outstanding swap contracts and received net proceeds of $56 million.
Marketing & Trading. The Partnership conducts natural gas marketing and trading activities intended to capitalize on favorable price differentials between various receipt and delivery locations. The Partnership enters into both financial derivatives and physical contracts. These financial derivatives, primarily basis swaps, are transacted: (i) to economically hedge subscribed capacity exposed to market rate fluctuations and (ii) to mitigate the price risk related to other purchases and sales of natural gas. By entering into a basis swap, one pricing index is exchanged for another, effectively locking in the margin between the natural gas purchase and sale by removing index spread risk on the combined physical and financial transaction. Changes in the fair value of these financial and physical contracts are recorded as adjustments to natural gas sales and realized (unrealized) gain (loss) from derivatives, as appropriate.
The Partnership has credit exposure to additional counterparties. The Partnership monitors its exposure to any single counterparty and the creditworthiness of its counterparties on an ongoing basis. In addition, the Partnership's natural gas purchase and sale contracts, for certain counterparties, are subject to counterparty netting agreements governing settlement under such natural gas purchase and sales contracts, and when possible, the Partnership nets the open positions of each counterparty.
Interest Rate Risk. The Partnership is exposed to variable interest rate risk as a result of borrowings under its revolving credit facility. As of March 31, 2015, the Partnership had $2.1 billion of outstanding borrowings exposed to variable interest rate risk.
Credit Risk. The Partnership’s resale of NGLs, condensate and natural gas exposes it to credit risk, as the margin on any sale is generally a very small percentage of the total sales price. Therefore, a credit loss can be very large relative to overall profitability on these transactions. The Partnership attempts to ensure that it issues credit only to credit-worthy counterparties and that in appropriate circumstances any such extension of credit is backed by adequate collateral, such as a letter of credit or parental guarantee from a parent company with potentially better credit.
The Partnership is exposed to credit risk from its derivative contract counterparties. The Partnership does not require collateral from these counterparties. The Partnership deals primarily with financial institutions when entering into financial derivatives, and utilizes master netting agreements that allow for netting of swap contract receivables and payables in the event of default by either party. If the Partnership’s counterparties failed to perform under existing swap contracts, the Partnership’s maximum loss as of March 31, 2015 would be $72 million, which would be reduced by $1 million, due to the netting features. The Partnership has elected to present assets and liabilities under master netting agreements gross on the condensed consolidated balance sheets.
Embedded Derivatives. The Series A Preferred Units contain embedded derivatives which are required to be bifurcated and accounted for separately, such as the holders’ conversion option and the Partnership’s call option. These embedded derivatives are accounted for using mark-to-market accounting. The Partnership does not expect the embedded derivatives to affect its cash flows.
The Partnership’s derivative assets and liabilities, including credit risk adjustments, as of March 31, 2015 and December 31, 2014 are detailed below:

	Assets		Liabilities
	March 31, 2015	December 31, 2014	March 31, 2015	December 31, 2014
Derivatives not designated as cash flow hedges
Current amounts
Commodity contracts	$65	$75	$1	$—
Long-term amounts
Commodity contracts	9	10	—	—
Embedded derivatives in Series A Preferred Units	—	—	14	16
Total derivatives	$74	$85	$15	$16
The Partnership’s statements of operations for the three months ended March 31, 2015 and 2014 were impacted by derivative instruments activities as follows:

		Three Months Ended March 31,
		2015	2014
Derivatives not designated in a hedging relationship	Location of Gain/(Loss) Recognized in Income	Amount of Gain/(Loss) Recognized in Income on Derivatives
Commodity derivatives	Revenues	$11	$(13)
Embedded derivatives in Series A Preferred Units	Other income & deductions, net	2	(1)
		$13	$(14)

6. LONG-TERM DEBT
Obligations in the form of senior notes and borrowings under the revolving credit facility are as follows:

	March 31, 2015	December 31, 2014
Senior notes	$5,089	$5,089
Revolving loans	2,087	1,504
Unamortized premium and discounts	45	48
Long-term debt	$7,221	$6,641
Availability under revolving credit facility:
Total credit facility limit	$2,500	$2,000
Revolving loans	(2,087)	(1,504)
Letters of credit	(16)	(23)
Total available	$397	$473
Long-term debt maturities as of March 31, 2015 for each of the next five years are as follows:

Years Ending December 31,	Amount
2015 (remainder)	$—
2016	—
2017	—
2018	—
2019	2,586
Thereafter	4,590
Total *	$7,176

*	Excludes a $64 million unamortized premium on the 2020 PVR Notes and the 2021 PVR Notes assumed by the Partnership and a $19 million unamortized discount on the combined 2022 Notes.
Revolving Credit Facility
The weighted average interest rate on the amounts outstanding under the Partnership’s Credit Agreement was 2.18% as of March 31, 2015.
On April 30, 2015, in connection with the Merger, the revolving credit facility was paid off in full and terminated. As a result, compliance with material covenants is no longer applicable as of the reporting date.
Senior Notes
The Senior Notes issued by the Partnership and Finance Corp. are fully and unconditionally guaranteed, on a joint and several basis, by substantially all of the Partnership’s existing, 100% owned, consolidated subsidiaries, except for ELG and ORS.
7. COMMITMENTS AND CONTINGENCIES
Legal. The Partnership is involved in various claims, lawsuits and audits by taxing authorities incidental to its business. These claims and lawsuits in the aggregate are not expected to have a material adverse effect on the Partnership’s business, financial condition, results of operations or cash flows.
ETP Merger Shareholder Litigation. Following the January 26, 2015 announcement of the definitive merger agreement with ETP, purported Partnership unitholders filed lawsuits in state and federal courts in Dallas, Texas asserting claims relating to the proposed transaction.
On February 3, 2015, William Engel and Enno Seago, purported Partnership unitholders, filed a class action petition on behalf of the Partnership’s common unitholders and a derivative suit on behalf of the Partnership in the 162nd Judicial District Court of Dallas County, Texas (the “Engel Lawsuit”). The lawsuit names as defendants the General Partner, the members of the General Partner’s board of directors, ETP, ETP GP, ETE, and, as a nominal party, the Partnership. The Engel Lawsuit alleges that (1) the General Partner’s directors breached duties to the Partnership and the Partnership’s unitholders by employing a conflicted and unfair process and failing to maximize the merger consideration; (2) the General Partner’s directors breached the implied covenant of good faith and fair dealing by engaging in a flawed merger process; and (3) the non-director defendants aided and abetted in these claimed breaches. The plaintiffs seek an injunction preventing the defendants from closing the proposed transaction or an order rescinding the transaction if it has already been completed. The plaintiffs also seek money damages and court costs, including attorney’s fees.
On February 9, 2015, Stuart Yeager, a purported Partnership unitholder, filed a class action petition on behalf of the Partnership’s common unitholders and a derivative suit on behalf of the Partnership in the 134th Judicial District Court of Dallas County, Texas (the “Yeager Lawsuit”). The allegations, claims, and relief sought in the Yeager Lawsuit are nearly identical to those in the Engel Lawsuit.
On February 10, 2015, Lucien Coggia a purported Partnership unitholder, filed a class action petition on behalf of the Partnership’s common unitholders and a derivative suit on behalf of the Partnership in the 192nd Judicial District Court of Dallas County, Texas (the “Coggia Lawsuit”). The allegations, claims, and relief sought in the Coggia Lawsuit are nearly identical to those in the Engel Lawsuit.
On February 3, 2015, Linda Blankman, a purported Partnership unitholder, filed a class action complaint on behalf of the Partnership’s common unitholders in the United States District Court for the Northern District of Texas (the “Blankman Lawsuit”). The allegations and claims in the Blankman Lawsuit are similar to those in the Engel Lawsuit. However, the Blankman Lawsuit does not allege any derivative claims and includes the Partnership as a defendant rather than a nominal party. The lawsuit also omits one of the General Partner’s directors, Richard Brannon, who was named in the Engel Lawsuit. The Blankman Lawsuit alleges that the General Partner’s directors breached their fiduciary duties to the unitholders by failing to maximize the value of the Partnership, failing to properly value the Partnership, and ignoring conflicts of interest. The plaintiff also asserts a claim against the non-director defendants for aiding and abetting the directors’ alleged breach of fiduciary duty. The Blankman Lawsuit seeks the same relief that the plaintiffs seek in the Engel Lawsuit.
On February 6, 2015, Edwin Bazini, a purported Partnership unitholder, filed a class action complaint on behalf of the Partnership’s common unitholders in the United States District Court for the Northern District of Texas (the “Bazini Lawsuit”). The allegations, claims, and relief sought in the Bazini Lawsuit are nearly identical to those in the Blankman Lawsuit. On March 27, 2015, Plaintiff Bazini filed an amended complaint asserting additional claims under Sections 14(a) and 20(a) of the Securities Exchange Act of 1934.
On February 11, 2015, Mark Hinnau, a purported Partnership unitholder, filed a class action complaint on behalf of the Partnership’s common unitholders in the United States District Court for the Northern District of Texas (the “Hinnau Lawsuit”). The allegations, claims, and relief sought in the Hinnau Lawsuit are nearly identical to those in the Blankman Lawsuit.
On February 11, 2015, Stephen Weaver, a purported Partnership unitholder, filed a class action complaint on behalf of the Partnership’s common unitholders in the United States District Court for the Northern District of Texas (the “Weaver Lawsuit”). The allegations, claims, and relief sought in the Weaver Lawsuit are nearly identical to those in the Blankman Lawsuit.
On February 11, 2015, Adrian Dieckman, a purported Partnership unitholder, filed a class action complaint on behalf of the Partnership’s common unitholders in the United States District Court for the Northern District of Texas (the “Dieckman Lawsuit”). The allegations, claims, and relief sought in the Dieckman Lawsuit are similar to those in the Blankman Lawsuit, except that the Dieckman Lawsuit does not assert an aiding and abetting claim.
On February 13, 2015, Irwin Berlin, a purported Partnership unitholder, filed a class action complaint on behalf of the Partnership’s common unitholders in the United States District Court for the Northern District of Texas (the “Dieckman Lawsuit”). The allegations, claims, and relief sought in the Berlin Lawsuit are similar to those in the Blankman Lawsuit.
On March 13, 2015, the Court in the 95th Judicial District Court of Dallas County, Texas transferred and consolidated the Yeager and Coggia Lawsuits into the Engel Lawsuit and captioned the consolidated lawsuit as Engel v. Regency GP, LP, et al. (the “Consolidated State Lawsuit”).
On March 30, 2015, Leonard Cooperman, a purported Partnership unitholder, filed a class action complaint on behalf of the Partnership’s common unitholders in the United States District Court for the Northern District of Texas (the “Cooperman Lawsuit”). The allegations, claims, and relief sought in the Cooperman Lawsuit are similar to those in the Blankman Lawsuit.
On March 31, 2015, the Court in United States District Court for the Northern District of Texas consolidated the Blankman, Bazini, Hinnau, Weaver, Dieckman, and Berlin Lawsuits into a consolidated lawsuit captioned Bazini v. Bradley, et al. (the “Consolidated

Federal Lawsuit”). On April 1, 2015, plaintiffs in the Consolidated Federal Lawsuit filed an Emergency Motion to Expedite Discovery. On April 9, 2015, by order of the Court, the parties submitted a joint submission wherein defendants opposed plaintiffs request to expedite discovery. On April 17, 2015, the Court denied plaintiffs’ motion to expedite discovery.
Each of these lawsuits is at a preliminary stage. The Partnership cannot predict the outcome of these or any other lawsuits that might be filed, nor can we predict the amount of time and expense that will be required to resolve these lawsuits. The Partnership and the other defendants named in the lawsuits intend to defend vigorously against these and any other actions.
NMED Settlement. In April 2015, our subsidiary, Regency Field Services LLC (“RFS”) entered into a Settlement Agreement (“Agreement”) with the New Mexico Environment Department (“NMED”), settling and resolving the penalty assessment issued by the NMED concerning alleged violations New Mexico air regulations related to the Jal #3 and Jal #4 facilities. Pursuant to the Agreement, RFS agreed to pay a $1.2 million civil penalty to settle the alleged violations.
Environmental. The Partnership is responsible for environmental remediation at certain sites on its gathering and processing systems, resulting primarily from releases of hydrocarbons. The Partnership’s remediation program typically involves the management of contaminated soils and may involve remediation of groundwater. Activities vary with site conditions and locations, the extent and nature of the contamination, remedial requirements and complexity. The ultimate liability and total costs associated with these sites will depend upon many factors. In addition, the Partnership has reclamation and bonding requirements with respect to certain un-leased and inactive coal properties.
The table below reflects the undiscounted environmental liabilities recorded at March 31, 2015 and December 31, 2014. Except as described above, the Partnership does not have any material environmental remediation matters assessed as reasonably possible that would require disclosure in the financial statements.

	March 31, 2015	December 31, 2014
Current	$2	$2
Noncurrent	7	8
Total environmental liabilities	$9	$10
The Partnership recorded less than $1 million in expenditures related to environmental remediation for the three months ended March 31, 2015.
Mine Health and Safety Laws. There are numerous mine health and safety laws and regulations applicable to the coal mining industry. However, since the Partnership does not operate any mines and does not employ any coal miners, it is not subject to such laws and regulations. Accordingly, the Partnership has not accrued any related liabilities.
8. RELATED PARTY TRANSACTIONS
As of March 31, 2015 and December 31, 2014, details of the Partnership’s related party receivables and related party payables were as follows:

	March 31, 2015	December 31, 2014
Related party receivables
ETE and its subsidiaries	$73	$43
HPC	1	1
Ranch JV	—	1
Other	2	—
Total related party receivables	$76	$45

Related party payables
ETE and its subsidiaries	$22	$50
HPC	3	3
Mi Vida JV	—	11
Total related party payables	$25	$64

Transactions with ETE and its subsidiaries. Under the service agreement with Services Co., the Partnership paid Services Co.’s direct expenses for services performed, plus an annual fee of $10 million, and received the benefit of any cost savings recognized for these services. The service agreement has a five year term ending May 26, 2015, subject to earlier termination rights in the event of a change in control, the failure to achieve certain cost savings for the Partnership or upon an event of default. On April 30, 2013, this agreement was amended to provide for a waiver of the $10 million annual fee effective as of May 1, 2013 through and including April 30, 2015 and to clarify the scope and expenses chargeable as direct expenses thereunder.
On April 30, 2013, the Partnership entered into the second amendment (the “Operation and Service Amendment”) to the Operation and Service Agreement (the “Operation and Service Agreement”), by and among the Partnership, ETC, the General Partner and RGS. Under the Operation and Service Agreement, ETC performs certain operations, maintenance and related services reasonably required to operate and maintain certain facilities owned by the Partnership, and the Partnership reimburses ETC for actual costs and expenses incurred in connection with the provision of these services based on an annual budget agreed upon by both parties.
The Partnership incurred total service fees related to the agreements described above from ETE and its subsidiaries of $2 million and $1 million for the three months ended March 31, 2015 and 2014.
In conjunction with distributions by the Partnership to the limited and general partner interests, ETE and its subsidiaries received cash distributions of $55 million and $32 million for the three months ended March 31, 2015 and 2014, respectively.
The Partnership’s Contract Services segment provides contract compression and treating services to subsidiaries of ETE and records revenue in gathering, transportation and other fees. The Partnership’s Contract Services segment purchased compression equipment from a subsidiary of ETE for $36 million and $9 million during the three months ended March 31, 2015 and 2014, respectively.
Transactions with Lone Star. The Partnership entered into various agreements to sell NGLs to Lone Star. For the three months ended March 31, 2015 and 2014, the Partnership had recorded $121 million and $50 million, respectively, in NGL sales under these contracts. For the three months ended March 31, 2015 and 2014, the Partnership recorded $13 million and $7 million, respectively, in gathering and transportation fees with Lone Star.
9. SEGMENT INFORMATION
The Partnership has six reportable segments: Gathering and Processing, Natural Gas Transportation, NGL Services, Contract Services, Natural Resources and Corporate. The reportable segments are as described below:

•
Gathering and Processing. The Partnership provides “wellhead-to-market” services to producers of natural gas, which include transporting raw natural gas from the wellhead through gathering systems, processing raw natural gas to separate NGLs from the raw natural gas and selling or delivering pipeline-quality natural gas and NGLs to various markets and pipeline systems, the gathering of oil (crude and/or condensate, a lighter oil) received from producers, the gathering and disposing of salt water, and natural gas and NGL marketing and trading. This segment also includes the Partnership’s 60% membership interest in ELG, which operates natural gas gathering, oil pipeline, and oil stabilization facilities in south Texas, the Partnership’s 33.33% membership interest in Ranch JV, which processes natural gas delivered from NGL-rich shale formations in west Texas, the Partnership’s 50% interest in Sweeny JV, which operates a natural gas gathering facility in south Texas, the Partnership’s 51% membership interest in Aqua - PVR, which transports and supplies fresh water to natural gas producers in the Marcellus shale in Pennsylvania, the Partnership’s 75% membership interest in ORS, which will operate a natural gas gathering system in the Utica shale in Ohio, and the Partnership’s 50% interest in Mi Vida JV, which will operate a cryogenic processing plant and related facilities in west Texas.

•
Natural Gas Transportation. The Partnership owns a 49.99% general partner interest in HPC, which owns RIGS, a 450- mile intrastate pipeline that delivers natural gas from northwest Louisiana to downstream pipelines and markets, and a 50% membership interest in MEP, which owns a 500-mile interstate natural gas pipeline stretching from southeast Oklahoma through northeast Texas, northern Louisiana and central Mississippi to an interconnect with the Transcontinental Gas Pipe Line system in Butler, Alabama. This segment also includes Gulf States, which owns a 10-mile interstate pipeline that extends from Harrison County, Texas to Caddo Parish, Louisiana.

•
NGL Services. The Partnership owns a 30% membership interest in Lone Star, an entity owning a diverse set of midstream energy assets including NGL pipelines, storage, fractionation and processing facilities located in Texas, New Mexico, Mississippi and Louisiana.

•
Contract Services. The Partnership owns and operates a fleet of compressors used to provide turn-key natural gas compression services for customer specific systems. The Partnership also owns and operates a fleet of equipment used to provide treating services, such as carbon dioxide and hydrogen sulfide removal, natural gas cooling, dehydration and BTU management.

•
Natural Resources. The Partnership is involved in the management of coal and natural resources properties and the related collection of royalties, and the operation of end-user coal handling facilities. The Partnership also earns revenues from other land management activities, such as selling standing timber, leasing coal-related infrastructure facilities, and collecting oil and gas royalties.

•	Corporate. The Corporate segment comprises the Partnership’s corporate assets.
The Partnership accounts for intersegment revenues as if the revenues were to third parties, exclusive of certain cost of capital charges.
Management evaluates the performance of each segment and makes capital allocation decisions through the separate consideration of segment margin and operation and maintenance expenses. Segment margin for the Gathering and Processing and the Natural Gas Transportation segments is defined as total revenues, including service fees, less cost of sales. In the Contract Services segment, segment margin is defined as revenues less direct costs. The Natural Resources segment margin is generally equal to total revenues as there is typically minimal cost of sales associated with the management and leasing of properties.
Management believes segment margin is an important measure because it directly relates to volume, commodity price changes and revenue generating horsepower. Operation and maintenance expenses are a separate measure used by management to evaluate performance of field operations. Direct labor, insurance, property taxes, repair and maintenance, utilities and contract services comprise the most significant portion of operation and maintenance expenses. These expenses fluctuate depending on the activities performed during a specific period. The Partnership does not deduct operation and maintenance expenses from total revenues in calculating segment margin because management separately evaluates commodity volume and price changes in segment margin. The Partnership does not record segment margin for its investments in unconsolidated affiliates (HPC, MEP, Lone Star, Ranch JV, Aqua - PVR, Mi Vida JV and Sweeny JV) because it records its ownership percentages of their net income as income from unconsolidated affiliates in accordance with the equity method of accounting.

Results for each segment are shown below:

	Three Months Ended March 31,
	2015	2014
External Revenues
Gathering and Processing	$887	$793
Natural Gas Transportation	—	—
NGL Services	—	—
Contract Services	84	63
Natural Resources	25	2
Corporate	3	5
Eliminations	—	—
Total	$999	$863

Intersegment Revenues
Gathering and Processing	$—	$—
Natural Gas Transportation	—	—
NGL Services	—	—
Contract Services	1	4
Natural Resources	—	—
Corporate	—	—
Eliminations	(1)	(4)
Total	$—	$—

Segment Margin
Gathering and Processing	$261	$166
Natural Gas Transportation	—	—
NGL Services	—	—
Contract Services	70	56
Natural Resources	25	2
Corporate	3	5
Eliminations	(1)	(4)
Total	$358	$225

Operation and Maintenance
Gathering and Processing	$107	$60
Natural Gas Transportation	—	—
NGL Services	—	—
Contract Services	22	20
Natural Resources	4	—
Corporate	1	2
Eliminations	(1)	(4)
Total	$133	$78

The table below provides a reconciliation of total segment margin to income before income taxes:

	Three Months Ended March 31,
	2015	2014
Total segment margin	$358	$225
Operation and maintenance	(133)	(78)
General and administrative	(36)	(33)
Gain on asset sales, net	—	2
Depreciation, depletion and amortization	(158)	(94)
Income from unconsolidated affiliates	50	43
Interest expense, net	(82)	(56)
Other income and deductions, net	3	2
Income before income taxes	$2	$11
The tables below provide amounts reflected in the condensed consolidated balance sheets for each segment:

Total Assets	March 31, 2015	December 31, 2014
Gathering and Processing	$12,290	$12,069
Natural Gas Transportation	1,105	1,119
NGL Services	1,217	1,162
Contract Services	2,089	2,035
Natural Resources	525	529
Corporate and Others	190	189
Total	$17,416	$17,103

Investments in Unconsolidated Affiliates	March 31, 2015	December 31, 2014
Gathering and Processing	$163	$139
Natural Gas Transportation	1,104	1,117
NGL Services	1,217	1,162
Total	$2,484	$2,418
10. EQUITY-BASED COMPENSATION
The Partnership’s LTIP for its employees, directors and consultants authorizes grants up to 5,865,584 common units. LTIP compensation expense of $4 million and $2 million was recorded in general and administrative expense for the three months ended March 31, 2015 and 2014, respectively.

Phantom Units. Phantom units granted during the period were service condition grants that (1) have graded vesting over five years or (2) vest over the next five years on a cliff basis; by vesting 60% at the end of the third year of service and vesting the remaining 40% at the end of the fifth year of service. Distributions related to the unvested phantom units are paid concurrent with the Partnership’s distribution for common units.

The following table presents phantom units activity for the three months ended March 31, 2015:

Phantom Units	Units	Weighted Average Grant Date Fair Value
Outstanding at beginning of period	2,167,720	$24.31
Service condition grants	14,911	24.28
Vested service condition	(1,126)	24.19
Forfeited service condition	(9,329)	25.03
Outstanding at end of period	2,172,176	$24.37
The Partnership expects to recognize $39 million of compensation expense related to non-vested phantom units over a weighted-average period of 3.7 years.
Cash Restricted Units. Cash restricted units awards are service condition (time-based) grants of notional units that vest 100% after the third year of continued employment. A cash restricted unit entitles the award recipient to receive cash equal to the market price of one Regency common unit as of the vesting date.

The following table presents cash restricted unit activity for the three months ended March 31, 2015:

Cash Restricted Units	Units
Outstanding at beginning of period	379,328
Service condition grants	—
Vested service condition	—
Forfeited service condition	(7,410)
Outstanding at end of period	371,918

The Partnership expects to recognize $6 million of unit-based compensation expense related to non-vested cash restricted units over a period of 2.4 years.
11. FAIR VALUE MEASURES
The Partnership’s financial assets and liabilities measured at fair value on a recurring basis are derivatives related to commodity swaps and embedded derivatives in the Series A Preferred Units. Derivatives related to commodity swaps are valued using discounted cash flow techniques. These techniques incorporate Level 1 and Level 2 inputs such as commodity prices. These market inputs are utilized in the discounted cash flow calculation considering the instrument’s term, notional amount, discount rate and credit risk and are classified as Level 2 in the hierarchy. Embedded derivatives related to Series A Preferred Units are valued using a binomial lattice model. The inputs utilized in the model include credit spread, probabilities of the occurrence of certain events, common unit price, dividend yield, and expected volatility, and are classified as Level 3 in the hierarchy.

The following table presents the Partnership’s derivative assets and liabilities measured at fair value on a recurring basis:

	Fair Value Measurements at March 31, 2015			Fair Value Measurements at December 31, 2014
	Fair Value Total	Significant Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Fair Value Total	Significant Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets
Commodity Derivatives:
Natural Gas	$22	$22	$—	$26	$26	$—
NGLs	17	17	—	23	23	—
Condensate	35	35	—	36	36	—
Total Assets	$74	$74	$—	$85	$85	$—

Liabilities
Commodity Derivatives:
Natural Gas	$—	$—	$—	$—	$—	$—
NGLs	—	—	—	—	—	—
Condensate	1	1	—	—	—	—
Embedded derivatives in Series A Preferred Units	14	—	14	16	—	16
Total Liabilities	$15	$1	$14	$16	$—	$16
The following table presents the material unobservable inputs used to estimate the fair value of the embedded derivatives in the Series A Preferred Units:

Unobservable Input	March 31, 2015
Credit Spread	3.51%
Changes in the Partnership’s cost of equity and U.S. Treasury yields would cause a change in the credit spread used to value the embedded derivatives.
The following table presents the changes in Level 3 derivatives measured on a recurring basis for the three months ended March 31, 2015. There were no transfers between the fair value hierarchy levels for the three months ended March 31, 2015.

Embedded Derivatives in Series A Preferred Units
Net liability balance at December 31, 2014	$16
Change in fair value recorded in other income and deductions	(2)
Net liability balance at March 31, 2015	$14
The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value due to their short-term maturities. Long-term debt, other than the Senior Notes, is comprised of borrowings under which interest accrues under a floating interest rate structure. Accordingly, the carrying value approximates fair value.
The aggregate fair value and carrying amount of the Senior Notes at March 31, 2015 were $5.4 billion and $5.1 billion, respectively. As of December 31, 2014, the aggregate fair value and carrying amount of the Senior Notes were $5.1 billion. The fair value of the Senior Notes is a Level 1 valuation based on third party market value quotations.
12. CONSOLIDATING GUARANTOR FINANCIAL INFORMATION
ELG, Aqua - PVR, and ORS do not fully and unconditionally guarantee, on a joint and several basis, the Senior Notes issued and outstanding as of March 31, 2015, by the Partnership and Finance Corp. Included in the Parent financial statements are the Partnership’s intercompany investments in all consolidated subsidiaries and the Partnership’s investments in unconsolidated affiliates. ELG, Aqua - PVR, and ORS are included in the non-guarantor subsidiaries.

The consolidating financial information for the Parent, Guarantor Subsidiaries, and Non Guarantor Subsidiaries are as follows:

	March 31, 2015
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Partnership
ASSETS
Cash	$—	$—	$66	$(7)	$59
All other current assets	—	596	9	(1)	604
Property, plant, and equipment, net	—	9,186	437	(83)	9,540
Investments in subsidiaries	19,633	—	—	(19,633)	—
Investments in unconsolidated affiliates	—	2,283	—	201	2,484
All other assets	—	4,729	—	—	4,729
TOTAL ASSETS	$19,633	$16,794	$512	$(19,523)	$17,416

LIABILITIES AND PARTNERS’ CAPITAL AND NONCONTROLLING INTEREST
All other current liabilities	—	627	21	(5)	643
Long-term liabilities	5,181	2,160	1	—	7,342
Noncontrolling interest	—	—	—	155	155
Total partners’ capital	14,452	14,007	490	(19,673)	9,276
TOTAL LIABILITIES AND PARTNERS’ CAPITAL AND NONCONTROLLING INTEREST	$19,633	$16,794	$512	$(19,523)	$17,416

	December 31, 2014
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Partnership
ASSETS
Cash	$—	$—	$32	$(8)	$24
All other current assets	—	667	13	(1)	679
Property, plant, and equipment, net	—	8,948	353	(84)	9,217
Investments in subsidiaries	19,829	—	—	(19,829)	—
Investments in unconsolidated affiliates	—	2,252	—	166	2,418
All other assets	—	4,765	—	—	4,765
TOTAL ASSETS	$19,829	$16,632	$398	$(19,756)	$17,103

LIABILITIES AND PARTNERS’ CAPITAL AND NONCONTROLLING INTEREST
All other current liabilities	—	723	34	(1)	756
Long-term liabilities	5,185	1,575	6	(4)	6,762
Noncontrolling interest	—	—	—	120	120
Total partners’ capital	14,644	14,334	358	(19,871)	9,465
TOTAL LIABILITIES AND PARTNERS’ CAPITAL AND NONCONTROLLING INTEREST	$19,829	$16,632	$398	$(19,756)	$17,103

	Three Months Ended March 31, 2015
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Partnership
Revenues	$—	$982	$17	$—	$999
Operating costs, expenses, and other	—	961	9	(2)	968
Operating income	—	21	8	2	31
Income from unconsolidated affiliates	—	50	—	—	50
Interest expense, net	(76)	(6)	—	—	(82)
Equity in consolidated subsidiaries	74	—	—	(74)	—
Other income and deductions, net	2	1	—	—	3
Income before income taxes	—	66	8	(72)	2
Income tax expense	5	—	—	—	5
Net (loss) income	(5)	66	8	(72)	(3)
Net income attributable to noncontrolling interest	—	—	—	(4)	(4)
Net (loss) income attributable to Regency Energy Partners LP	$(5)	$66	$8	$(76)	$(7)

Total other comprehensive income	$—	$—	$—	$—	$—
Comprehensive (loss) income	(5)	66	8	(72)	(3)
Comprehensive income attributable to noncontrolling interest	—	—	—	4	4
Comprehensive (loss) income attributable to Regency Energy Partners LP	$(5)	$66	$8	$(76)	$(7)

	Three Months Ended March 31, 2014
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Partnership
Revenues	$—	$848	$15	$—	$863
Operating costs, expenses, and other	—	834	7	—	841
Operating income	—	14	8	—	22
Income from unconsolidated affiliates	—	43	—	—	43
Interest expense, net	(49)	(7)	—	—	(56)
Equity in consolidated subsidiaries	51	—	—	(51)	—
Other income and deductions, net	(1)	3	—	—	2
Income before income taxes	1	53	8	(51)	11
Income tax (benefit) expense	—	(2)	1	—	(1)
Net income	1	55	7	(51)	12
Net income attributable to noncontrolling interest	—	(3)	—	—	(3)
Net income attributable to Regency Energy Partners LP	$1	$52	$7	$(51)	$9

Total other comprehensive income	$—	$—	$—	$—	$—
Comprehensive income	1	55	7	(51)	12
Comprehensive income attributable to noncontrolling interest	—	3	—	—	3
Comprehensive income attributable to Regency Energy Partners LP	$1	$52	$7	$(51)	$9

	Three Months Ended March 31, 2015
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Partnership
Cash flows from operating activities	$—	$108	$8	$6	$122
Cash flows from investing activities	—	(449)	(100)	26	(523)
Cash flows from financing activities	—	341	126	(31)	436
Change in cash	—	—	34	1	35
Cash at beginning of period	—	—	32	(8)	24
Cash at end of period	$—	$—	$66	$(7)	$59

	Three Months Ended March 31, 2014
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Partnership
Cash flows from operating activities	$—	$168	$18	$1	$187
Cash flows from investing activities	—	(451)	(3)	—	(454)
Cash flows from financing activities	—	283	(21)	(1)	261
Change in cash	—	—	(6)	—	(6)
Cash at beginning of period	—	—	19	—	19
Cash at end of period	$—	$—	$13	$—	$13